EXHIBIT 4.4


                    LAYNE CHRISTENSEN COMPANY
                 1996 DISTRICT STOCK OPTION PLAN


          Layne Christensen Company, a Delaware corporation (the "Company"), desires to provide additional incentive for key employees to promote the success of the Company and its subsidiaries by allowing such employees to share in the future growth of the business and to participate in the ownership of the Company. Accordingly, the Company hereby establishes the 1996 District Stock Option Plan of Layne Christensen Company (the "Plan") to offer eligible employees the opportunity to become owners of capital stock of the Company under stock options which are intended to be Nonqualified Stock Options. The Plan is adopted, as follows, effective July 16, 1996, as amended effective May 1, 1997.

                            ARTICLE I

                           DEFINITIONS

          Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

          1.1 BOARD--"Board" shall mean the Board of Directors of the Company. Members of the Board shall be referred to as "Directors."

          1.2 CODE--"Code" shall mean the Internal Revenue Code of 1986, as amended.

          1.3 COMMITTEE--The "Committee" shall mean the administrative committee of the Plan selected by the Board.

          1.4  COMPANY--"Company" shall mean Layne Christensen
Company, a Delaware corporation.

          1.5 EMPLOYEE--An individual employed by the Company or a Subsidiary.

          1.6 KEY EMPLOYEE--"Key Employee" shall mean any Employee of the Company who, in the sole discretion of the Committee, has made or is expected to make, a significant contribution to the Company; provided, however, that Directors and Officers shall not be eligible to participate in this Plan.

          1.7  NONQUALIFIED STOCK OPTION--"Nonqualified Stock
Option" shall mean an option granted hereunder which is not qualified under Section 422 of the Code as an incentive stock option.

          1.8 OFFICER--"Officer" shall mean an officer of the Company or any Subsidiary as defined in the Securities and Exchange Commission Rule 16a - 1(f), as amended.

          1.9 OPTION--"Option" shall mean an option to purchase common stock of the Company granted under the Plan.

          1.10 OPTIONEE--"Optionee" shall mean an Employee to whom an Option has been granted under the Plan.

          1.11 OPTION PERIOD--"Option Period" shall mean the period during which an Option may be exercised as determined by the Committee under the terms of Section 4.3(a) hereof.

          1.12 PERMANENT DISABILITY--"Permanent Disability" shall mean a condition of permanent disability as determined in good faith by a majority of the Committee.

          1.13 PLAN--"Plan" shall mean the 1996 District Stock
Option Plan of the Company.

          1.14 RETIREMENT--"Retirement" shall mean retirement from the Company at age 62 or older (or such earlier age as may be approved by the Board).

          1.15 SECURITIES ACT--"Securities Act" shall mean the
Securities Act of 1933, as amended.

          1.16 STOCK--"Stock" or "shares" shall mean shares of the common stock of the Company.

          1.17 SUBSIDIARY--"Subsidiary" or "Subsidiaries" shall mean subsidiary corporations or a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

          1.18 TERMINATION OF EMPLOYMENT--"Termination of
Employment" shall mean the time when the employer-employee relationship between the Company or a Subsidiary and the Optionee ceases for any reason. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment including, but not limited to, whether a particular leave of absence constitutes a Termination of Employment.

                            ARTICLE II

                      STOCK SUBJECT TO PLAN

          2.1 STOCK SUBJECT TO PLAN--Options granted under this Plan shall be granted solely with respect to shares of Stock. Subject to any adjustments made pursuant to the provisions of
Section 2.3 hereof, the aggregate number of shares of stock which may be issued under this Plan shall not exceed 650,000. The shares of Stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company.

          2.2 UNEXERCISED OPTIONS--If any Option expires or is canceled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be made available for grant hereunder, subject to the limitations of
Section 2.1.

          2.3 ADJUSTMENTS IN COMPANY'S SHARES--In the event the Stock is changed into or exchanged for a different number or kind of securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares (a) as to which Options may be granted, including adjustments of the limitation in Section 2.1; and (b) as to which Options, or portions thereof unexercised, shall be exercisable, to the end that after such event each Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made with any necessary corresponding adjustment in the Option exercise price per share and without change in the total price applicable to the Options or the unexercised portion of the Options (except for any change in the aggregate price resulting from rounding-off of share quantities or prices). Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

                           ARTICLE III

               ELIGIBILITY AND GRANTING OF OPTIONS

          3.1 ELIGIBILITY--Options to purchase shares of Stock shall be granted under this Plan only to Key Employees of the Company and its Subsidiaries.

          3.2  GRANTING OF OPTIONS--

               (a) The Committee shall from time to time and in its absolute discretion:

                    (i) Determine which Key Employees (including those to whom Options have been previously granted under the Plan) should be granted Options;

                    (ii)  Determine the number of shares to be
          subject to such Options granted to such selected Key
          Employees;

                    (iii) Determine the terms and conditions of such Options, consistent with the Plan.

               (b) Upon the selection of a Key Employee to be granted an Option, the Committee shall grant such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Optionee that the Optionee deliver to the Company cash consideration for such option and/or surrender for cancellation some or all of the unexercised Options which have been previously granted to him. An Option, the grant of which is conditioned upon such surrender, may have an option exercise price lower (or higher) than the option exercise price of the surrendered
     Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, exercise price, option period or any other term or condition of the surrendered Option.

               (c)  No Option may be granted hereunder after ten
     (10) years from the date the Plan is adopted by the Board.

               (d) An Option shall be deemed granted on the date the Committee approves the granting of such Option; provided, however, that any Option shall terminate thirty (30) days after the date upon which it shall have been granted unless a Stock Option Agreement duly executed by the Optionee shall have been redelivered to the Company within such thirty (30) day period.

                            ARTICLE IV

                         TERMS OF OPTION

          4.1 OPTION AGREEMENT Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company. The terms and conditions of a Stock Option Agreement shall be consistent with the Plan, but the Committee shall have the power and authority to include such other terms and conditions which are not inconsistent with the Plan. The Committee may, in its discretion, incorporate different terms and conditions in the Stock Option Agreement offered to each Optionee consistent with this Section 4.1.

          4.2 OPTION EXERCISE PRICE The exercise price of the shares subject to each Option shall be determined by the Committee and set forth in the respective Stock Option Agreement.

          4.3  PERIOD AND EXERCISE OF OPTION

               (a) PERIOD Subject to the provisions of the Stock Option Agreement and the other restrictions contained in the Plan, an Option shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option, and the period during which such Option (or installment) may be exercised shall terminate at such times as the Committee shall provide in the terms of each individual Option. The Committee may adopt a resolution after an Option is granted and on such terms and conditions as it deems appropriate whereby the time during which such Option or any portion thereof may be exercised is accelerated. No Option may be exercised to any extent by anyone after the first to occur of the following events:

                    (i)   the expiration of ten (10) years from
          the date the Option is granted;

                    (ii)  the time of the Optionee's
          Termination of Employment unless such Termination of Employment results from his death, Permanent Disability or Retirement;

                    (iii) the expiration of thirty (30) days from the time of the Optionee's Termination of Employment by reason of his Permanent Disability or Retirement;

                    (iv) the expiration of ninety (90) days from the time of the Optionee's Termination of Employment by reason of his death; or

                    (v)  the Optionee shall engage in willful
          misconduct which injures the Company or any of its Subsidiaries as determined by the Committee.

               Except as set forth in subsections (ii), (iii) and
     (iv) above, an Option shall not be exercisable during the Option Period unless the Optionee shall have been continuously employed by the Company or a Subsidiary from the date the Option was granted until its date of exercise.

               Upon expiration of the Option Period, as accelerated if applicable, the Option shall terminate with respect to all shares of Stock not already actually purchased and paid for in full by the Optionee.

               (b)  PERSONS ELIGIBLE TO EXERCISE An Option
     granted hereunder (or portion thereof) shall be exercisable only by the Optionee; provided, however, that in the event of an Optionee's death, the heirs, executors or personal representatives of such Optionee may exercise the Option.

               (c) PARTIAL EXERCISE Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part during the applicable Option Period; provided, however, that the Company shall not be required to issue fractional shares and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

               (d) MANNER OF EXERCISE An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or his office of all of the following prior to the time when such Option or portion thereof becomes unexercisable under the terms of this Plan or the applicable Stock Option Agreement:

                    (i) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion thereof is exercised, such notice complying with all applicable rules established by the Committee;

                    (ii)  Full payment (in cash or by check) of
          the exercise price for the shares with respect to which such Option or portion thereof is exercised;

                    (iii) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars;

                    (iv) Full payment (in cash or by check) to the Company of all amounts which, under federal, state or local law, it is required to withhold in connection with the exercise of the Option; and

                    (v)  In the event the Option or portion
          thereof shall be exercised by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

          4.4 CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

               (a) The completion of any registration or other qualification of or notice regarding such shares under any state or federal law or under the rules or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

               (b)  The obtaining of any approval or other
clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

               (c) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience, provided that, upon issuance, the shares shall be considered issued and outstanding as of the date such Option was exercised.

          4.5 RIGHTS AS STOCKHOLDERS The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

          4.6 MERGER, CONSOLIDATION, ACQUISITION, LIQUIDATION OR DISSOLUTION In the event the Company shall not be the surviving corporation in any merger, consolidation, or reorganization, or in the event of acquisition by another corporation of all or substantially all of the assets of the Company, every Option outstanding hereunder may be assumed (with appropriate changes) by the surviving, continuing, successor or purchasing corporation, as the case may be, subject to any applicable provisions of the Code or replaced with new Options of comparable value (in accordance with Section 424(a) of the Code). In the event (i) that such surviving, continuing, successor or purchasing corporation, as the case may be, does not assume or replace the outstanding Options hereunder, or (ii) of liquidation or dissolution of the Company, the Committee may provide that each Optionee shall have the right, within a period commencing not more than thirty (30) days immediately prior to and ending on the day immediately prior to such merger, consolidation, reorganization or acquisition by another corporation of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company, to exercise the Optionee's outstanding Options to the extent of all or any part of the aggregate number of shares subject to such Option(s). In the event of a "Change of Control" (as defined below), the Committee may accelerate the time at which Options granted under this Plan may be exercised by the Optionee. For purposes of this Section 4.6, "Change of Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (in effect on the date hereof) promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof; provided, however, that, without limitation, such a Change of Control shall be deemed to occur when either (i) a person (other than a current stockholder, or a Director nominated or selected by the Board or an Officer elected by the Board) acquires beneficial ownership (as defined by Securities and Exchange Commission Rule 13d-3) of 25% or more of the combined voting power of the Company's voting securities, or
(ii) less than a majority of the Directors are persons who were either nominated or selected by the Board.

          4.7 TRANSFER RESTRICTIONS The Committee, in its absolute discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares.

                            ARTICLE V

                          ADMINISTRATION

          5.1 DUTIES AND POWERS OF COMMITTEE The Committee shall have the power to interpret this Plan and any Stock Option Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent herewith and to interpret, amend, or revoke any such rules. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or an Option.

          5.2 MAJORITY RULE The Committee shall act by a majority of its members in office. The Committee may act either by a vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

          5.3 EXPENSES: INDEMNIFICATION All reasonable expenses and liabilities actually incurred in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be fully justified in relying, or acting in good faith upon the advice, opinion, valuations or information furnished by such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or becomes a party or in which such person may be or becomes involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company's written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person's lack of good faith; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against such person, such person shall, in writing, give the Company notice and an opportunity, at its own expense, to handle his own defense. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise or any other right or power that the Company may have to indemnify or hold such person harmless.

                            ARTICLE VI

                          MISCELLANEOUS

          6.1 OPTIONS NOT TRANSFERABLE Neither an Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section
6.1 shall not prevent transfers by will or by the applicable laws of descent and distribution.

          6.2  AMENDMENT, SUSPENSION OR TERMINATION OF THE
PLAN No Option shall be granted pursuant to this Plan after July 16, 2006, on which date this Plan will terminate except as to Options then outstanding under the Plan. Options outstanding as of July 16, 2006, shall remain in effect until they are exercised or they expire. The Committee may at any time before such date amend, modify or terminate the Plan.

     No amendment, modification or termination of this Plan may adversely affect the rights of any Optionee under any then outstanding Option granted hereunder without the consent of such Optionee.

          6.3  EFFECT OF PLAN UPON OTHER COMPENSATION
PLANS Nothing in this Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentive or other compensation for Employees, or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose including, without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

          6.4  EFFECT OF PLAN UPON EMPLOYMENT Nothing in this
Plan shall be construed as an obligation of the Company or its Subsidiaries to continue the employment of any Employee.

          6.5 TITLES Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

          6.6 GOVERNING LAW The laws of the State of Kansas shall govern the interpretation, validity and performance of the terms of this Plan regardless of the law that might be applied under principles of conflicts of laws.

          6.7 CONFORMITY TO SECURITIES LAWS The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.